STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

CARDINAL RESOURCES, INC.

NV

Job:C20170125-0903
January 26, 2017

Special Handling Instructions:
1FSC, EMAIL, DRR, 1/26/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Restated Articles	20170032857-95	1/24/2017 10:00:27 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	4854446530176317603088	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

CARDINAL RESOURCES, INC.

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090503

Filed in the office of	Document Number
Barbara K. Cegavske	20170032857-95
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/24/2017 10:00 AM
	Entity Number E0359452010-1

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

CARDINAL RESOURCES, INC.

2. The articles are: (mark only one box) [X] **Restated** [ ] **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

[X] No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: January 20, 2017

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[ ] The entity name has been amended.

[ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

[ ] The purpose of the entity has been amended.

[ ] The authorized shares have been amended.

[ ] The directors, managers or general partners have been amended.

[ ] IRS tax language has been added.

[ ] Articles have been added.

[ ] Articles have been deleted.

[ ] Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

RESTATED
ARTICLES OF INCORPORATION
of
CARDINAL RESOURCES, INC.
(the "Corporation")

1. Name of the Corporation. The name of the Corporation is "Cardinal Resources, Inc."

2. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue shall consist of one billion, seventy-five million (1,075,000,000) shares, consisting of one billion (1,000,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and seventy-five million shares (75,000,000) of "blank check" preferred stock, par value $0.001 per share (the "Preferred Stock"). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualification, limitation or restrictions thereof.

3. Purpose. Any lawful business purpose.

4. Acquisitions of Controlling Interest and Interested Stockholders.

4.1 Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

4.2 Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.

This the 20th day of January 20 17

[signature]
Signature of Officer

President
Title